Calculation of Filing Fee Tables
S-3
EQUIFAX INC
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Debt	Debt Securities	457(r)				0.0001381
Fees to be Paid	2	Equity	Common Stock	457(r)				0.0001381
Fees to be Paid	3	Equity	Preferred Stock	457(r)				0.0001381
Fees to be Paid	4	Other	Warrants	457(r)				0.0001381
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 0.00		$ 0.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 0.00
Offering Note
[1]	(1) In accordance with Rules 456(b) and 457(r), the Registrant is deferring payment of all registration fees and all registration fees will be paid subsequently on a pay-as-you go basis. (2) There is being registered hereunder an indeterminate principal amount of debt securities and an indeterminate number of shares of common stock, preferred stock and warrants as may from time to time be issued at indeterminate prices. The securities registered hereunder include securities as may from time to time be issued upon conversion, exchange, redemption, exercise or settlement of any securities registered hereunder, including under any applicable anti-dilution provisions. Any securities registered hereunder may be sold separately or together as units with other securities registered hereunder.

[2]	(1) In accordance with Rules 456(b) and 457(r), the Registrant is deferring payment of all registration fees and all registration fees will be paid subsequently on a pay-as-you go basis. (2) There is being registered hereunder an indeterminate principal amount of debt securities and an indeterminate number of shares of common stock, preferred stock and warrants as may from time to time be issued at indeterminate prices. The securities registered hereunder include securities as may from time to time be issued upon conversion, exchange, redemption, exercise or settlement of any securities registered hereunder, including under any applicable anti-dilution provisions. Any securities registered hereunder may be sold separately or together as units with other securities registered hereunder.

[3]	(1) In accordance with Rules 456(b) and 457(r), the Registrant is deferring payment of all registration fees and all registration fees will be paid subsequently on a pay-as-you go basis. (2) There is being registered hereunder an indeterminate principal amount of debt securities and an indeterminate number of shares of common stock, preferred stock and warrants as may from time to time be issued at indeterminate prices. The securities registered hereunder include securities as may from time to time be issued upon conversion, exchange, redemption, exercise or settlement of any securities registered hereunder, including under any applicable anti-dilution provisions. Any securities registered hereunder may be sold separately or together as units with other securities registered hereunder.

[4]	(1) In accordance with Rules 456(b) and 457(r), the Registrant is deferring payment of all registration fees and all registration fees will be paid subsequently on a pay-as-you go basis. (2) There is being registered hereunder an indeterminate principal amount of debt securities and an indeterminate number of shares of common stock, preferred stock and warrants as may from time to time be issued at indeterminate prices. The securities registered hereunder include securities as may from time to time be issued upon conversion, exchange, redemption, exercise or settlement of any securities registered hereunder, including under any applicable anti-dilution provisions. Any securities registered hereunder may be sold separately or together as units with other securities registered hereunder.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date